Exhibit 99

              Chemed Reports First-Quarter 2007 Results

    --  Full-Year 2007 Guidance Increased

    --  Board Authorizes an Additional $150 Million Share Buy-Back
        Program


    CINCINNATI--(BUSINESS WIRE)--April 30, 2007--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation's largest provider of end-of-life care, and Roto-Rooter, the nation's largest commercial and residential plumbing and drain cleaning services provider, today reported financial results for its first quarter ended March 31, 2007, versus the comparable prior-year period, as follows:

    Consolidated operating results from Continuing Operations:

    --  Revenue increased 10.9% to $270 million

    --  Diluted EPS from Continuing Operations of $.62

    --  Adjusted diluted EPS from Continuing Operations of $.73

    VITAS segment operating results from Continuing Operations:

    --  Net Patient Revenue of $184 million, up 10.8%

    --  Average Daily Census (ADC) of 11,309, up 9.9%

    --  Admissions of 14,110, an increase of 2.4%

    --  Average Length of Stay in the quarter of 76.9 days

    --  Net income of $15.0 million

    --  Adjusted EBITDA of $26.0 million

    Roto-Rooter segment operating results:

    --  Revenue of $86 million, an increase of 10.9%

    --  Job count of 211,022, up 1.9%

    --  Net Income of $9.5 million

    --  Adjusted EBITDA of $16.3 million

    VITAS

    VITAS generated a record 14,110 in admissions in the quarter, which represents an increase of 2.4% over the prior year and a 6.2% increase sequentially. ADC in the quarter increased 9.9% to 11,309. VITAS' Average Length of Stay (ALOS) for patients discharged in the quarter was 76.9 days and median length of stay (MLOS) was 13 days. This compares to an ALOS of 75.7 days in the fourth quarter of 2006 and 72.4 days in the first quarter of 2006.

    VITAS generated net revenue of $184 million in the first quarter of 2007, which was an increase of 10.8% over the prior-year period. Net income from continuing operations for the first quarter was $15.0 million, an increase of 40%.

    VITAS did not record any billing restrictions related to Medicare Cap in the first quarter of 2007. In addition, approximately $472,000 of Medicare billing restrictions recorded in the fourth quarter of 2006 was reversed into revenue in the first quarter of 2007. As of March 31, 2007, VITAS has not accrued any Medicare billing restrictions for the 2007 cap year. The ability to eliminate these Medicare billing restrictions is a result of improved admissions metrics, improved MLOS and the continued combination of various hospice programs that qualify to bill Medicare under a single provider number.

    Starting in 2006, VITAS merged several hospice programs and eliminated the corresponding Medicare provider numbers in three states. VITAS is in the process of eliminating one additional Medicare provider number that is not currently in a cap situation. Once completed, all of VITAS' hospice programs will have a cap cushion greater than 10% on a trailing twelve-month basis, with the exception of two programs. These two programs have a cap cushion between 5% and 10%. The same analysis through the first five months of the 2007 cap year results in all of VITAS' Medicare provider numbers having a cap cushion greater than 10% with the exception of one program. This program has a cap cushion between 5% and 10%.

    Gross margin in the quarter, excluding the reversal of $472,000 of Medicare Cap, was 22.6%. This compares to 19.5% in the prior-year quarter. The majority of this 310 basis point increase in margin is a result of VITAS managing labor costs to more historical levels. In addition, 80 basis points of this improvement is the result of certain expenses that had been historically charged to cost of services and are now expensed into central support.

    Effective October 1, 2006, management realigned certain processes and expenses related to hospice program support such as recruiting and information technology. These processes and related expenses were centralized effective the beginning of the fourth quarter of 2006 and are now incurred and controlled at VITAS corporate and classified as selling, general and administrative expenses. In the first quarter of 2006, approximately $1.3 million of this type of expense was classified as cost of services. These expenses were charged to central support in the first quarter of 2007.

    Central support costs for VITAS, which are classified as selling, general and administrative expenses in the Consolidating Statement of Income, totaled $15.9 million, which is an increase of 20.3% over the prior year and a decline of 3.2% sequentially. Adjusting for the reclassification of expenses noted above, first-quarter 2007 central support costs increased 9.4% over the prior year.

    Roto-Rooter

    Roto-Rooter's plumbing and drain cleaning business generated sales of $86 million for the first quarter of 2007, 11% higher than the $78 million reported in the comparable prior-year quarter. Net income for the quarter was $9.5 million, an increase of 32% over the prior year. Adjusted EBITDA in the first quarter of 2007 totaled $16.3 million, an increase of 28% over the first quarter of 2006 and equated to an adjusted EBITDA margin of 18.9%, an increase of 251 basis points over the prior-year period.

    Job count in the first quarter of 2007 increased 1.9% over the prior-year period. Commercial jobs decreased 3.6% and residential jobs increased 4.5%. Commercial plumbing job count increased 0.2% and commercial drain cleaning decreased 4.3% over the prior-year quarter. Residential plumbing jobs increased 14.6% and residential drain cleaning jobs expanded 0.7% when compared to the first quarter of 2006.

    Roto-Rooter company-owned and operated territories are divided into four regions. In 2006 all four regions struggled in various areas of commercial business. As of the first quarter of 2007, only one region is struggling commercially. This region accounts for over 100% of the commercial job count decline and is the only region to post a decline in residential job count during the quarter. Management is focused on correcting the issues impacting this region and improving both commercial and residential job count growth.

    Guidance for 2007

    VITAS is estimated to generate full-year revenue growth from continuing operations, prior to Medicare Cap, of 10% to 12%, increased admissions of 4% to 6%, increased ADC of 8% to 10% and adjusted EBITDA margins, prior to Medicare Cap, of 13.0% to 14.5%. This guidance assumes the hospice industry receives a full Medicare basket price increase of 3.6% in the fourth quarter of 2007. Full-year 2007 Medicare contractual billing limitations are estimated at $3.8 million.

    Roto-Rooter is estimated to generate an 8.5% to 9.5% increase in revenue in 2007, job count growth between 0.5% and 1.5% and adjusted EBITDA margin in the range of 18.5% to 19.5%.

    On April 4, 2007, Chemed announced the conditional redemption of its $150 million senior notes due February 2011. This redemption is conditioned upon the completion of one or more financing transactions prior to May 4, 2007. We anticipate completing a new Bank Credit Facility to fund this redemption by May 3, 2007. Based upon preliminary terms of this Bank Credit Facility, and assuming the redemption noted above is completed, this refinancing is anticipated to be accretive to 2007 earnings by $.08 per diluted share, or on an annualized basis, $.12 per diluted share. This excludes any related charge associated with the early extinguishment of debt.

    The Company has purchased approximately $54 million of Chemed stock since the announcement of its intention to repurchase stock was made in 2006. At March 31, 2007, the remaining share repurchase authorization totaled $13.6 million. Chemed's Board of Directors has increased this stock repurchase authorization an additional $150 million, resulting in $163.6 million authorized for future Chemed stock repurchase.

    Based upon these factors, an effective tax rate of 38.5% and an average full-year diluted share count of 25.9 million, our estimate is that full-year 2007 earnings per diluted share from continuing operations, excluding expense for stock options and other long-term incentive compensation, gain on sale of building, early extinguishment of debt or any other charges or credits not indicative of ongoing operations, will be in the range of $2.85 to $3.05.

    Conference Call

    Chemed will host a conference call and webcast at 11 a.m., EST, on Tuesday, May 1, 2007, to discuss the company's quarterly results and provide an update on its business. The dial-in number for the conference call is (800) 543-6405 for U.S. and Canadian participants and

    (617) 213-8897 for international participants. The participant passcode is 49815399. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

    A taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and
(617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 38128620. An archived webcast will also be available at www.chemed.com and will remain available for 14 days following the live call.

    Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 11,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

    Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

    This press release contains information about Chemed's EBITDA and Adjusted EBITDA, which are not measures derived in accordance with generally accepted accounting principles and which exclude components that are important to understanding Chemed's financial performance. Chemed provides EBITDA and Adjusted EBITDA to help investors and others evaluate its operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed's EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. A reconciliation of Chemed's net income to its Adjusted EBITDA is presented in the tables following the text of this press release.

    Forward-Looking Statements

    Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed's dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed's most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   CONSOLIDATED STATEMENT OF INCOME
           (in thousands, except per share data)(unaudited)


                                          Three Months Ended March 31,
                                         -----------------------------
                                             2007         2006 (bb)
                                         -------------- --------------
Continuing Operations
  Service revenues and sales (aa)             $270,439       $243,921
                                         -------------- --------------
  Cost of services provided and goods
   sold                                        188,247        176,035
  Selling, general and administrative
   expenses (aa)                                48,070         38,454
  Depreciation                                   4,715          4,132
  Amortization                                   1,315          1,296
  Other operating expense/(income)              (1,138)             -
                                         -------------- --------------
     Total costs and expenses                  241,209        219,917
                                         -------------- --------------
     Income from operations                     29,230         24,004
  Interest expense                              (3,742)        (5,345)
  Loss on extinguishment of debt (aa)                -           (430)
  Other income--net                                869          1,495
                                         -------------- --------------
     Income before income taxes                 26,357         19,724
  Income taxes                                 (10,136)        (7,686)
                                         -------------- --------------
     Income from continuing operations          16,221         12,038
Discontinued Operations, Net of Income
 Taxes                                               -            177
                                         -------------- --------------
Net Income                                    $ 16,221       $ 12,215
                                         ============== ==============

Earnings Per Share (aa)
  Income from continuing operations           $   0.63       $   0.46
                                         ============== ==============
  Net income                                  $   0.63       $   0.47
                                         ============== ==============
  Average number of shares outstanding          25,716         26,044
                                         ============== ==============

Diluted Earnings Per Share (aa)
  Income from continuing operations           $   0.62       $   0.45
                                         ============== ==============
  Net income                                  $   0.62       $   0.46
                                         ============== ==============
  Average number of shares outstanding          26,162         26,723
                                         ============== ==============

-----------------------------------------
 (aa)Included in the results of operations are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands, except per share data):

                                          Three Months Ended March 31,
                                         -----------------------------
                                             2007           2006
                                         -------------- --------------
     Selling, general and administrative
      expenses
       Long-term incentive compensation       $ (5,447)      $      -
       Stock option expense                       (585)             -
       Expenses associated with OIG
        investigation                              (66)          (132)
       Other                                       467              -
     Other operating expenses/(income)
       Gain on sale of property                  1,138              -
     Loss on extinguishment of debt                  -           (430)
                                         -------------- --------------
       Pretax impact on earnings                (4,493)          (562)
     Income tax benefit on the above             1,687            207
     Discontinued operations                         -            177
                                         -------------- --------------
       Aftertax impact on earnings            $ (2,806)      $   (178)
                                         ============== ==============

 (bb)Reclassified for operations discontinued in November 2006.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                      CONSOLIDATED BALANCE SHEET
           (in thousands, except per share data)(unaudited)


                                                       March 31,
                                                  --------------------
                                                    2007     2006(bb)
                                                  ---------- ---------
Assets
  Current assets
      Cash and cash equivalents                   $  30,137  $ 45,668
      Accounts receivable less allowances            85,211    69,418
      Inventories                                     6,752     6,724
      Current deferred income taxes                  21,595    27,775
      Prepaid income taxes                                -     4,032
      Current assets of discontinued operations           -     3,557
      Prepaid expenses and other current assets       9,110     8,867
                                                  ---------- ---------
          Total current assets                      152,805   166,041
  Investments of deferred compensation plans held
   in trust                                          27,736    23,287
  Other investments                                       -     1,445
  Note receivable                                    14,701    12,500
  Properties and equipment, at cost less
   accumulated depreciation                          69,295    64,781
  Identifiable intangible assets less accumulated
   amortization                                      68,205    71,884
  Goodwill                                          435,040   432,623
  Noncurrent assets of discontinued operations            -     7,571
  Other assets                                       16,194    20,408
                                                  ---------- ---------
              Total Assets                        $ 783,976  $800,540
                                                  ========== =========

Liabilities
  Current liabilities
      Accounts payable                            $  55,272  $ 42,132
      Current portion of long-term debt                 164       207
      Income taxes                                    9,410     5,224
      Accrued insurance                              39,889    38,639
      Accrued compensation                           29,110    25,175
      Current liabilities of discontinued
       operations                                         -     3,578
      Other current liabilities                      26,653    39,991
                                                  ---------- ---------
          Total current liabilities                 160,498   154,946
  Deferred income taxes                              24,970    26,053
  Long-term debt                                    150,235   194,399
  Deferred compensation liabilities                  27,157    22,647
  Noncurrent liabilities of discontinued
   operations                                             -         3
  Other liabilities                                   5,382     3,986
                                                  ---------- ---------
              Total Liabilities                     368,242   402,034
                                                  ---------- ---------
 Stockholders' Equity
  Capital stock                                      29,036    28,667
  Paid-in capital                                   260,641   244,101
  Retained earnings                                 234,914   181,831
  Treasury stock, at cost                          (111,293)  (58,440)
  Deferred compensation payable in Company stock      2,436     2,401
  Notes receivable for shares sold                        -       (54)
                                                  ---------- ---------
              Total Stockholders' Equity            415,734   398,506
                                                  ---------- ---------
              Total Liabilities and Stockholders'
               Equity                             $ 783,976  $800,540
                                                  ========== =========

Book Value Per Share                              $   16.43  $  15.23
                                                  ========== =========

--------------------------------------------------
 (bb) Reclassified for operations discontinued in November 2006.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                 CONSOLIDATED STATEMENT OF CASH FLOWS
                      (in thousands)(unaudited)

                                                    Three Months Ended
                                                        March 31,
                                                   -------------------
                                                     2007    2006 (bb)
                                                   --------- ---------
Cash Flows from Operating Activities
  Net income                                       $ 16,221  $ 12,215
  Adjustments to reconcile net income to net cash
   provided/(used) by operating activities:
      Depreciation and amortization                   6,030     5,428
      Noncash long-term incentive compensation        4,719         -
      Provision for uncollectible accounts
       receivable                                     2,084     2,012
      Amortization of debt issuance costs               455       444
      Provision for deferred income taxes              (345)   (1,292)
      Write-off of unamortized debt issuance costs        -       430
      Discontinued operations                             -      (177)
      Changes in operating assets and liabilities,
       excluding amounts acquired in business
       combinations:
        Decrease in accounts receivable               5,275    19,638
        Increase in inventories                        (174)     (225)
        Decrease in prepaid expenses and other
         current assets                                 858       901
        Decrease in accounts payable and other
         current liabilities                         (9,091)  (13,460)
        Increase in income taxes                      9,538     8,704
        Increase in other assets                     (2,102)   (1,917)
        Increase in other liabilities                 2,218     1,051
      Excess tax benefit on share-based
       compensation                                    (611)   (3,289)
      Other uses                                       (375)      (49)
                                                   --------- ---------
        Net cash provided by continuing operations   34,700    30,414
        Net cash provided by discontinued
         operations                                       -     2,326
                                                   --------- ---------
        Net cash provided by operating activities    34,700    32,740
                                                   --------- ---------
Cash Flows from Investing Activities
  Capital expenditures                               (5,764)   (3,852)
  Net uses from the sale of discontinued operations  (3,876)   (1,684)
  Proceeds from sales of property and equipment       2,975        65
  Business combinations, net of cash acquired           (62)     (384)
  Other uses                                           (299)     (305)
                                                   --------- ---------
        Net cash used by investing activities        (7,026)   (6,160)
                                                   --------- ---------
Cash Flows from Financing Activities
  Purchases of treasury stock                       (24,199)   (2,318)
  Increase in cash overdrafts payable                (1,608)      786
  Dividends paid                                     (1,555)   (1,572)
  Excess tax benefit on share-based compensation        611     3,289
  Repayment of long-term debt                          (141)  (84,497)
  Issuance of capital stock                             130     2,360
  Net increase in revolving line of credit                -    44,000
  Debt issuance costs                                     -      (150)
  Other sources                                         (49)       57
                                                   --------- ---------
        Net cash used by financing activities       (26,811)  (38,045)
                                                   --------- ---------
Increase/(Decrease) in Cash and Cash Equivalents        863   (11,465)
Cash and cash equivalents at beginning of year       29,274    57,133
                                                   --------- ---------
Cash and cash equivalents at end of period           30,137  $ 45,668
                                                   ========= =========

(bb) Reclassified for operations discontinued in November 2006.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                  CONSOLIDATING STATEMENT OF INCOME
          FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                      (in thousands)(unaudited)

                                                             Chemed
                         VITAS    Roto-Rooter  Corporate  Consolidated
                       --------- ------------ ---------- -------------
2007
-----------------------
Service revenues and
 sales                 $184,049     $86,390    $      -      $270,439
                       --------- -----------  ---------- -------------
Cost of services
 provided and goods
 sold                   142,095      46,152           -       188,247
Selling, general and
 administrative
 expenses (a)            15,904      23,760       8,406        48,070
Depreciation              2,538       2,101          76         4,715
Amortization                996          15         304         1,315
Other operating
 expense/(income) (a)         -           -      (1,138)       (1,138)
                       --------- -----------  ---------- -------------
   Total costs and
    expenses            161,533      72,028       7,648       241,209
                       --------- -----------  ---------- -------------
   Income/(loss) from
    operations           22,516      14,362      (7,648)       29,230
Interest expense            (36)        (83)     (3,623)       (3,742)
Intercompany interest
 income/(expense)         1,712       1,156      (2,868)            -
Other income--net           (88)        172         785           869
                       --------- -----------  ---------- -------------
   Income/(loss) before
    income taxes         24,104      15,607     (13,354)       26,357
Income taxes             (9,117)     (6,121)      5,102       (10,136)
                       --------- -----------  ---------- -------------
   Net income/(loss)   $ 14,987     $ 9,486    $ (8,252)     $ 16,221
                       ========= ===========  ========== =============


2006 (f)
-----------------------
Service revenues and
 sales                 $166,057     $77,864    $      -      $243,921
                       --------- -----------  ---------- -------------
Cost of services
 provided and goods
 sold                   133,596      42,439           -       176,035
Selling, general and
 administrative
 expenses                13,215      22,542       2,697        38,454
Depreciation              2,057       1,969         106         4,132
Amortization                984          20         292         1,296
                       --------- -----------  ---------- -------------
   Total costs and
    expenses            149,852      66,970       3,095       219,917
                       --------- -----------  ---------- -------------
   Income/(loss) from
    operations           16,205      10,894      (3,095)       24,004
Interest expense            (31)       (173)     (5,141)       (5,345)
Intercompany interest
 income/(expense)           954         852      (1,806)            -
Loss on extinguishment
 of debt (b)                  -           -        (430)         (430)
Other income--net            12         362       1,121         1,495
                       --------- -----------  ---------- -------------
   Income/(loss) before
    income taxes         17,140      11,935      (9,351)       19,724
Income taxes             (6,460)     (4,734)      3,508        (7,686)
                       --------- -----------  ---------- -------------
Income/(loss) from
 continuing operations   10,680       7,201      (5,843)       12,038
Discontinued
 operations, net of
 income taxes               177           -           -           177
                       --------- -----------  ---------- -------------
   Net income/(loss)   $ 10,857     $ 7,201    $ (5,843)     $ 12,215
                       ========= ===========  ========== =============

The "Footnotes to Financial Statements" are integral parts of this financial information.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                   CONSOLIDATING SUMMARY OF EBITDA
          FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                      (in thousands)(unaudited)

                                                             Chemed
                          VITAS   Roto-Rooter  Corporate  Consolidated
                        -------- ------------ ---------- -------------
2007
-----------------------
Net income/(loss)       $14,987     $ 9,486    $(8,252)       $16,221
Add/(deduct):
  Interest expense           36          83      3,623          3,742
  Income taxes            9,117       6,121     (5,102)        10,136
  Depreciation            2,538       2,101         76          4,715
  Amortization              996          15        304          1,315
                       --------- -----------  ---------  -------------
   EBITDA                27,674      17,806     (9,351)        36,129
Add/(deduct):
  Long-term incentive
   compensation               -           -      5,447          5,447
  Gain on sale of
   property                   -           -     (1,138)        (1,138)
  Legal expenses of OIG
   investigation             66           -          -             66
  Stock option expense        -           -        585            585
  Advertising cost
   adjustment (c)             -        (297)         -           (297)
  Interest income           (13)        (59)      (695)          (767)
  Intercompany interest
   income/(expense)      (1,712)     (1,156)     2,868              -
  Other                       -           -       (467)          (467)
                       --------- -----------  ---------  -------------
   Adjusted EBITDA      $26,015     $16,294    $(2,751)       $39,558
                        ======== ===========  =========  =============

2006 (f)
-----------------------
Net income/(loss)       $10,857     $ 7,201    $(5,843)       $12,215
Add/(deduct):
  Discontinued
   operations, net of
   income taxes            (177)          -          -           (177)
  Interest expense           31         173      5,141          5,345
  Income taxes            6,460       4,734     (3,508)         7,686
  Depreciation            2,057       1,969        106          4,132
  Amortization              984          20        292          1,296
                       --------- -----------  ---------  -------------
   EBITDA                20,212      14,097     (3,812)        30,497
Add/(deduct):
  Legal expenses of OIG
   Investigation            132           -          -            132
  Advertising cost
   adjustment (c)             -        (494)         -           (494)
  Interest income           (41)        (23)      (908)          (972)
  Intercompany interest
   income/(expense)        (954)       (852)     1,806              -
  Loss on
   extinguishment of
   debt                       -           -        430            430
                       --------- -----------  ---------  -------------
   Adjusted EBITDA      $19,349     $12,728    $(2,484)       $29,593
                        ======== ===========  =========  =============

The "Footnotes to Financial Statements" are integral parts of this financial information.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                RECONCILIATION OF ADJUSTED NET INCOME
          FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
           (in thousands, except per share data)(unaudited)


                                                      2007    2006 (f)
                                                     -------- --------
Net income/(loss) as reported                        $16,221  $12,215

Add/(deduct):
  Discontinued operations, net of income taxes             -     (177)
  Aftertax cost of long-term incentive compensation    3,414        -
  Aftertax cost of legal expenses of OIG
   investigation                                          41       82
  Aftertax stock option expense                          371        -
  Aftertax gain on sale of property                     (724)       -
  Aftertax other                                        (296)       -
  Aftertax cost of loss on extinguishment of debt          -      273
                                                     -------- --------

Adjusted income from continuing operations           $19,027  $12,393
                                                     ======== ========


Earnings/(Loss) Per Share As Reported
  Net income/(loss)                                  $  0.63  $  0.47
                                                     ======== ========
  Average number of shares outstanding                25,716   26,044
                                                     ======== ========
Diluted Earnings/(Loss) Per Share As Reported
  Net income/(loss)                                  $  0.62  $  0.46
                                                     ======== ========
  Average number of shares outstanding                26,162   26,723
                                                     ======== ========


Adjusted Earnings Per Share
  Income from continuing operations                  $  0.74  $  0.48
                                                     ======== ========
  Average number of shares outstanding                25,716   26,044
                                                     ======== ========
Adjusted Diluted Earnings Per Share
  Income from continuing operations                  $  0.73  $  0.46
                                                     ======== ========
  Average number of shares outstanding                26,162   26,723
                                                     ======== ========

The "Footnotes to Financial Statements" are integral parts of this financial information.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                OPERATING STATISTICS FOR VITAS SEGMENT
          FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                             (unaudited)

                                                  2007    2006 (f)
                                                --------- ---------
OPERATING STATISTICS
  Net revenue ($000) (d)
    Homecare                                    $131,548  $113,232
    Inpatient                                     23,462    23,016
    Continuous care                               28,567    29,809
                                                --------- ---------
      Total before Medicare cap allowance        183,577  $166,057
    Medicare cap allowance                           472         -
                                                --------- ---------
      Total                                     $184,049  $166,057
                                                ========= =========
  Net revenue as a percent of total before
   Medicare cap allowance
    Homecare                                        71.6 %    68.1 %
    Inpatient                                       12.8      13.9
    Continuous care                                 15.6      18.0
                                                --------- ---------
      Total before Medicare cap allowance          100.0     100.0
    Medicare cap allowance                           0.3         -
                                                --------- ---------
      Total                                        100.3 %   100.0 %
                                                ========= =========
  Average daily census ("ADC") (days)
    Homecare                                       6,786     5,931
    Nursing home                                   3,574     3,359
                                                --------- ---------
      Routine homecare                            10,360     9,290
    Inpatient                                        426       430
    Continuous care                                  523       571
                                                --------- ---------
      Total                                       11,309    10,291
                                                ========= =========

  Total Admissions                                14,110    13,773
  Total Discharges                                14,051    13,298
  Average length of stay (days)                     76.9      72.4
  Median length of stay (days)                      13.0      12.0
  ADC by major diagnosis
    Neurological                                    33.3 %    33.1 %
    Cancer                                          19.7      20.5
    Cardio                                          14.6      14.8
    Respiratory                                      7.0       7.1
    Other                                           25.4      24.5
                                                --------- ---------
      Total                                        100.0 %   100.0 %
                                                ========= =========
  Admissions by major diagnosis
    Neurological                                    18.9 %    20.5 %
    Cancer                                          33.6      33.7
    Cardio                                          13.3      13.8
    Respiratory                                      7.8       7.9
    Other                                           26.4      24.1
                                                --------- ---------
      Total                                        100.0 %   100.0 %
                                                ========= =========
  Direct patient care margins (e)
    Routine homecare                                50.8 %    47.6 %
    Inpatient                                       20.1      23.1
    Continuous care                                 20.0      18.3
  Homecare margin drivers (dollars per patient
   day)
    Labor costs                                 $  49.12  $  51.32
    Drug costs                                      8.18      7.38
    Home medical equipment                          5.75      5.54
    Medical supplies                                2.17      2.09
  Inpatient margin drivers (dollars per patient
   day)
    Labor costs                                 $ 252.42  $ 247.69
  Continuous care margin drivers (dollars per
   patient day)
    Labor costs                                 $ 464.54  $ 454.53
  Bad debt expense as a percent of revenues          0.9       0.9 %
   Accounts receivable -- days of revenue
    outstanding                                     38.1      39.4

The "Footnotes to Financial Statements" are integral parts of this financial information.


             CHEMED CORPORATION AND SUBSIDIARY COMPANIES
                  FOOTNOTES TO FINANCIAL STATEMENTS
          FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
                             (unaudited)


 (a)Included in the results of operations for the three months ended March 31, 2007 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

                                        VITAS  Corporate  Consolidated
                                       ------ ---------- -------------
    Selling, general and administrative
     expenses
        Long-term incentive
         compensation                  $        $(5,447)      $(5,447)
        Costs associated with OIG
         investigation                   (66)         -           (66)
        Stock option expense               -       (585)         (585)
        Other                              -        467           467
    Other operating expenses/(income)
        Gain on sale of property           -      1,138         1,138
                                       ------ ---------- -------------
             Pretax impact on earnings   (66)    (4,427)       (4,493)
    Income tax benefit/(charge) on the
     above                                25      1,662         1,687
                                       ------ ---------- -------------
             Aftertax impact on
              earnings                 $ (41)   $(2,765)      $(2,806)
                                       ====== ========== =============

 (b)Included in the results of operations for the three months ended March 31, 2006 are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

                                        VITAS  Corporate  Consolidated
                                       ------ ---------- -------------
    Selling, general and administrative
     expenses
        Costs associated with OIG
         investigation                 $(132)   $     -       $  (132)
    Loss on extinguishment of debt         -       (430)         (430)
                                       ------ ---------- -------------
             Pretax impact on earnings  (132)      (430)         (562)
    Income tax benefit on the above       50        157           207
                                       ------ ---------- -------------
             Aftertax impact on
              earnings                 $ (82)   $  (273)      $  (355)
                                       ====== ========== =============

 (c)Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2007 and 2006, GAAP advertising expense for Roto-Rooter totaled $5,193,000 and $4,424,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2007 and 2006 would total $5,490,000 and $4,918,000, respectively.

 (d)VITAS has 6 large (greater than 450 ADC), 15 medium (greater than 200 but less than 450 ADC) and 21 small (less than 200 ADC) hospice programs. As of March 31, 2007, there were no programs with a Medicare Cap liability for the 2007 measurement period. There were two programs with less than 10% cap cushion measured for the twelve month period ending March 31, 2007.

 (e)Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

 (f)Reclassified for operations discontinued in November 2006.

    CONTACT: Chemed Corporation
             David P. Williams, 513-762-6901